Exhibit 99.1

ADVENT SOFTWARE REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

•                  Record Full-Year GAAP Operating Income of $84 Million, up 82%

•                  Record Full-Year Operating Cash Flow of $115 Million, up 17%

SAN FRANCISCO — February 2, 2015 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2014.

FOURTH QUARTER AND FULL YEAR 2014 RESULTS

GAAP Results for Continuing Operations

The Company reported quarterly revenue of $100.7 million for the fourth quarter of 2014, compared to $97.6 million in the fourth quarter of 2013, a 3% increase. Revenue for the year ended December 31, 2014 was $396.8 million, compared to $383.0 million recorded in 2013, a 4% increase.

Operating income for the fourth quarter of 2014 was $22.4 million, or 22.3% of revenue, compared to $18.4 million or 18.9% of revenue for the fourth quarter of 2013. Operating income for the year ended December 31, 2014 was $83.7 million, or 21.1% of revenue, compared to $46.1 million, or 12.0% of revenue, for 2013. Advent’s operating income for fiscal year 2013 included recapitalization charges of $6.0 million and stock compensation expense of $48.2 million, of which $26.7 million was due to the modification of equity awards.

Net income for the fourth quarter of 2014 was $14.7 million compared to $11.0 million in the fourth quarter of 2013, a 33% increase. Net income for the year ended December 31, 2014 was $50.3 million compared to $28.8 million for 2013, a 75% increase. On a fully diluted basis, earnings per share in the fourth quarter of 2014 were $0.27, compared to $0.20 in the fourth quarter of 2013. On a fully diluted basis, earnings per share for the year ended December 31, 2014 were $0.94, compared to $0.54 for 2013.

Operating cash flow in the fourth quarter of 2014 was $43.6 million, compared with $36.7 million in the fourth quarter of 2013, a 19% increase. Operating cash flow for the year ended December 31, 2014 totaled $115.2 million, compared with $98.6 million in 2013, a 17% increase.

Cash, cash equivalents, and marketable securities totaled $38.0 million as of December 31, 2014, compared to $33.8 million as of December 31, 2013. Total outstanding debt as of December 31, 2014 was $220 million compared to $305 million as of December 31, 2013. Deferred revenue as of December 31, 2014 was $204 million, compared to $194 million as of December 31, 2013.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income for the fourth quarter of 2014 was $31.2 million, or 31.0% of revenue. This represents an 8% increase compared to $28.9 million, or 29.6% of revenue, in the fourth quarter of 2013. Non-GAAP operating income for the year ended December 31, 2014 was $125.8 million, or 31.7% of revenue. This represents a 9% increase compared to $115.3 million of non-GAAP operating income, or 30.1% of revenue, for 2013.

On a fully diluted basis, non-GAAP earnings per share were $0.36 in the fourth quarter of 2014 and represent a 13% increase from non-GAAP diluted net income per share of $0.32 in the fourth quarter of 2013. On a fully diluted basis, non-GAAP earnings per share were $1.44 for the year ended December 31, 2014, a 9% increase compared to $1.32 per share for 2013.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

FOURTH QUARTER AND FULL YEAR 2014 HIGHLIGHTS

Strong Performance Across Key Metrics: Annualized recurring run rate was $383.4 million as of December 31, 2014, an increase of 7% over the prior year. The average full year renewal rate for the year ended December 31, 2014 was 98%, compared with 97% in 2013, an increase of 80 basis points. The Annual Contract Value (ACV) of our new contract bookings in the fourth quarter of 2014 will contribute $10.1 million in annual revenue once the contracts are fully implemented. This represents a 15% increase compared to $8.8 million of ACV in the fourth quarter of 2013.

Recognition as Market Leader in Investment Management Software: Advent’s solutions received many industry awards and global honors during the fourth quarter. Advent was named “Best Fund Accounting and Reporting Software” at the HFM US Hedge Fund Services Awards 2014. Advent’s Geneva® was named “Best Buy-Side Portfolio Accounting Platform,” and Advent Portfolio Exchange® (APX) in conjunction with Advent Direct® Investor Management was named “Best Buy-Side CRM Platform” in the Buy-Side Technology Awards 2014. Internationally, Advent was recognized as “Best Technology Provider” at the Investment Week Fund Services Awards 2014 and as “Best Portfolio Management Solution” and “Best Client Communications and Reporting Solution” at the inaugural WealthBriefing Gulf Co-operation Council (GCC) Region Awards 2014 ceremony held in Dubai.

Product Upgrades Across the Advent Portfolio: Advent announced global availability of new releases to several key products that include compelling new functionality for asset and wealth management firms, alternative managers, family offices, and administrators. The updated products include Geneva®, Black DiamondSM, Advent Portfolio Exchange® (APX), Moxy®, Advent Rules Manager®, and Advent Revenue Center®. In 2014, Advent introduced Advent Direct® Investor Management, the first solution to be released to selected clients on the Advent Direct® cloud platform.

INVESTOR CALL

Advent Software, Inc. has cancelled its Q4 and full year 2014 earnings conference call originally scheduled for 5:30 p.m. Eastern time today.  The Company will be participating in a conference call hosted by SS&C Technologies Holdings, Inc. this afternoon at 5:00 p.m. ET. Dial (877) 312-8798 (US and Canada) or (253) 237-1193 (International), and request the “SS&C to Acquire Advent Software conference call”; conference ID# 77079438. Alternatively a live audio webcast can be accessed via http://investor.ssctech.com. To expedite the registration process, you may pre-register for the event by clicking here. A replay of the conference call will be available one hour after the conference call, for 48 hours. The dial-in number is (855) 859-2056 (US and Canada) or (404) 537-3406 (International); access code# 77079438.

ABOUT ADVENT

Over the last 30 years of industry change, our core mission to help our clients focus on their unique strategies and deliver exceptional investor service has never wavered. With unparalleled precision and ahead of the curve solutions, we’ve helped over 4,300 firms in more than 50 countries - from established global institutions to small start-up practices — to grow their business and thrive.  Advent technology helps firms minimize risk, work together seamlessly, and discover new opportunities in a constantly evolving world. Together with our clients, we are shaping the future of investment management. For more information on Advent products visit http://www.advent.com.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), please see the accompanying tables entitled “Reconciliation of Selected Continuing Operations’ GAAP Measures to Non-GAAP Measures”.

FORWARD-LOOKING STATEMENTS

Any forward-looking statements included herein reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our products; the successful development, release and market acceptance of new products and product enhancements; uncertainties and fluctuations in the financial markets; the Company’s ability to declare future dividends; the Company’s ability to satisfy contractual performance requirements and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2013 Annual Report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo, Advent Software, Geneva®, Advent Portfolio Exchange®, Moxy®, Advent Revenue Center®, Advent Rules Manager® and Advent Direct® are registered trademarks, and Black Diamond is a mark, of Advent Software, Inc.  Any other company names or marks mentioned herein are those of their respective owners.

CONTACTS

Media Contact:
Kendall Reischl
Advent Software, Inc.
(415) 645-1771
kendall.reischl@advent.com

Investor Relations Contact:
Justin Ritchie
Advent Software, Inc.
(415) 645-1683
jritchie@advent.com

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	December 31	December 31
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$28,784	$33,828
Short-term marketable securities	7,298	—
Accounts receivable, net	61,870	58,717
Deferred taxes, current	28,275	24,898
Prepaid expenses and other	24,984	30,114
Current assets of discontinued operation	—	100
Total current assets	151,211	147,657
Property and equipment, net	27,995	31,698
Goodwill	202,290	207,818
Other intangibles, net	18,803	27,392
Long-term marketable securities	1,874	—
Deferred taxes, long-term	18,358	23,020
Other assets	13,245	17,372
Noncurrent assets of discontinued operation	1,093	1,337

Total assets	$434,869	$456,294

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$12,041	$5,348
Dividends payable	6,750	—
Accrued liabilities	36,541	41,625
Deferred revenues	197,144	186,107
Income taxes payable	132	—
Current portion of long-term debt	20,000	20,000
Current liabilities of discontinued operation	572	600
Total current liabilities	273,180	253,680
Deferred revenues, long-term	6,972	7,809
Long-term income taxes payable	9,513	7,667
Long-term debt	200,000	285,000
Other long-term liabilities	7,821	11,171
Noncurrent liabilities of discontinued operation	2,170	2,782

Total liabilities	499,656	568,109

Stockholders’ deficit:
Common stock	519	513
Additional paid-in capital	61,455	42,533
Accumulated deficit	(130,234)	(165,870)
Accumulated other comprehensive income	3,473	11,009
Total stockholders’ deficit	(64,787)	(111,815)

Total liabilities and stockholders’ deficit	$434,869	$456,294

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2014	2013	2014	2013
Net revenues:
Recurring revenues	$92,937	$89,019	$365,290	$349,881
Non-recurring revenues	7,727	8,560	31,530	33,078

Total net revenues	100,664	97,579	396,820	382,959

Cost of revenues (1):
Recurring revenues	21,065	18,417	80,369	70,590
Non-recurring revenues	6,705	8,956	30,380	40,044
Amortization of developed technology	1,594	1,682	6,772	9,087

Total cost of revenues	29,364	29,055	117,521	119,721

Gross margin	71,300	68,524	279,299	263,238

Operating expenses (1):
Sales and marketing	19,309	20,098	74,996	79,065
Product development	17,727	17,464	69,532	69,718
General and administrative	10,894	10,842	43,010	54,737
Amortization of other intangibles	803	912	3,391	3,775
Recapitalization costs	—	—	—	6,041
Restructuring charges	135	811	4,628	3,770

Total operating expenses	48,868	50,127	195,557	217,106

Income from continuing operations	22,432	18,397	83,742	46,132
Interest and other income (expense), net	(1,365)	(2,603)	(6,961)	(7,213)

Income from continuing operations before income taxes	21,067	15,794	76,781	38,919
Provision for income taxes	6,369	4,777	26,518	10,167

Net income from continuing operations	$14,698	$11,017	$50,263	$28,752

Discontinued operation:
Net income (loss) from discontinued operation (net of applicable taxes of $6, $(16), $(32) and $34, respectively)	5	(18)	(51)	50

Net income	$14,703	$10,999	$50,212	$28,802

Basic net income (loss) per share (2):
Continuing operations	$0.28	$0.22	$0.98	$0.56
Discontinued operation	(0.00)	(0.00)	(0.00)	(0.00)
Total operations	$0.28	$0.22	$0.97	$0.56

Diluted net income (loss) per share (2):
Continuing operations	$0.27	$0.20	$0.94	$0.54
Discontinued operation	(0.00)	(0.00)	(0.00)	(0.00)
Total operations	$0.27	$0.20	$0.94	$0.54

Weighted average shares used to compute net income (loss) per share:
Basic	51,780	51,105	51,546	51,207
Diluted	54,072	53,844	53,608	53,378

Cash dividends declared per common share	$0.13	$—	$0.39	$9.00

(1) Includes stock-based employee compensation expense as follows:

Cost of recurring revenues	$780	$844	$3,250	$3,491
Cost of non-recurring revenues	314	563	1,335	3,253
Total cost of revenues	1,094	1,407	4,585	6,744

Sales and marketing	2,269	2,345	10,026	13,265
Product development	1,882	1,922	7,735	8,863
General and administrative	1,555	1,908	7,025	19,307
Total operating expenses	5,706	6,175	24,786	41,435

Total stock-based employee compensation expense	$6,800	$7,582	$29,371	$48,179

(2) Net income (loss) per share is based on actual calculated values and totals may not sum due to rounding.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31
	2014	2013
Cash flows from operating activities:
Net income	$50,212	$28,802
Adjustment to net income for discontinued operation net loss (income)	51	(50)
Net income from continuing operations	50,263	28,752

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	29,371	48,179
Excess tax benefit from stock-based compensation	(10,257)	(7,477)
Depreciation and amortization	21,201	24,393
Amortization of debt issuance costs	1,446	947
Loss on disposal of fixed assets	2,786	—
(Reduction of) provision for doubtful accounts	(30)	278
Reduction of sales reserves	(521)	(306)
Deferred income taxes	11,439	4,589
Other	(1,226)	29
Effect of statement of operations adjustments	54,209	70,632
Changes in operating assets and liabilities:
Accounts receivable	(3,123)	2,074
Prepaid and other assets	7,910	(1,762)
Accounts payable	5,938	27
Accrued liabilities	(11,492)	(6,089)
Deferred revenues	10,720	11,047
Income taxes payable	733	(6,117)
Effect of changes in operating assets and liabilities	10,686	(820)

Net cash provided by operating activities from continuing operations	115,158	98,564

Cash flows from investing activities:
Purchases of property and equipment	(8,973)	(5,616)
Capitalized software development costs	(1,873)	(1,995)
Change in restricted cash	(173)	—
Purchases of marketable securities	(9,240)	(57,863)
Sales and maturities of marketable securities	100	228,619

Net cash (used in) provided by investing activities from continuing operations	(20,159)	163,145

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	4,562	19,495
Proceeds from common stock issued under the employee stock purchase plan	6,362	6,293
Excess tax benefits from stock-based compensation	10,257	7,477
Withholding taxes related to equity award net share settlement	(6,619)	(11,833)
Proceeds from debt	—	375,000
Repayment of debt	(85,000)	(165,000)
Payment of cash dividend	(13,405)	(470,133)
Repurchase of common stock	(15,141)	(41,256)
Debit issuance costs	—	(5,725)

Net cash used in financing activities from continuing operations	(98,984)	(285,682)

Net cash transferred to discontinued operation	(347)	(375)

Effect of exchange rate changes on cash and cash equivalents	(712)	(41)

Net change in cash and cash equivalents from continuing operations	(5,044)	(24,389)
Cash and cash equivalents of continuing operations at beginning of period	33,828	58,217

Cash and cash equivalents of continuing operations at end of period	$28,784	$33,828

	Twelve Months Ended December 31
	2014	2013
Supplemental disclosure of cash flow information:
Noncash investing activities:
Capital expenditures included in accounts payable	$887	$131

Cash flows from discontinued operation of MicroEdge, Inc.:
Net cash used in operating activities	$(347)	$(375)
Net cash transferred from continuing operations	347	375

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS' GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America (or GAAP), Advent uses non-GAAP measures of continuing operations' gross margin, operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses and income we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

	Three Months Ended December 31
	2014		2013
	Amount	% of Net Revenues	Amount	% of Net Revenues

GAAP gross margin	$71,300	70.8%	$68,525	70.2%
Amortization of acquired intangibles	1,070		1,177
Stock-based compensation	1,094		1,406
Non-GAAP gross margin	$73,464	73.0%	$71,108	72.9%

GAAP operating income	$22,432	22.3%	$18,397	18.9%
Amortization of acquired intangibles	1,874		2,089
Stock-based compensation	6,800		7,581
Restructuring charges	135		811
Non-GAAP operating income	$31,241	31.0%	$28,878	29.6%

GAAP net income	$14,698		$11,017
Amortization of acquired intangibles	1,873		2,089
Stock-based compensation	6,800		7,581
Restructuring charges	135		811
Income tax adjustment (1)	(4,087)		(4,420)
Non-GAAP net income	$19,419		$17,078

GAAP net income	$14,698		$11,017
Net interest	1,499		2,510
Provision for income taxes	6,369		4,778
Depreciation expense	2,666		2,895
Amortization expense	2,398		2,594
Stock-based compensation	6,800		7,581
Adjusted EBITDA	$34,430		$31,375

Diluted net income per share
GAAP	$0.27		$0.20
Non-GAAP	$0.36		$0.32

Shares used to compute diluted net income per share	54,072		53,844

(1)         The estimated non-GAAP effective tax rate was 35% for the three months ended December 31, 2014 and 2013, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP diluted net income per share purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America (or GAAP), Advent uses non-GAAP measures of continuing operations’ gross margin, operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses and income we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

	Twelve Months Ended December 31
	2014		2013
	Amount	% of Net Revenues	Amount	% of Net Revenues

GAAP gross margin	$279,299	70.4%	$263,238	68.7%
Amortization of acquired intangibles	4,642		6,841
Stock-based compensation	4,585		6,743
Non-GAAP gross margin	$288,526	72.7%	$276,822	72.3%

GAAP operating income	$83,742	21.1%	$46,132	12.0%
Amortization of acquired intangibles	8,033		10,616
Stock-based compensation	29,371		48,178
Restructuring charges	4,629		3,770
Recapitalization costs	—		6,041
Transaction related fees	—		565
Non-GAAP operating income	$125,775	31.7%	$115,302	30.1%

GAAP net income	$50,263		$28,752
Amortization of acquired intangibles	8,033		10,616
Stock-based compensation	29,371		48,178
Restructuring charges	4,628		3,770
Recapitalization costs	—		6,692
Transaction related fees	—		565
Income tax adjustment (1)	(15,067)		(27,892)
Non-GAAP net income	$77,228		$70,681

GAAP net income	$50,263		$28,752
Net interest	7,251		6,949
Provision for income taxes	26,518		10,237
Depreciation expense	11,037		11,531
Amortization expense	10,164		12,862
Stock-based compensation	29,371		48,178
Adjusted EBITDA	$134,604		$118,509

Diluted net income per share
GAAP	$0.94		$0.54
Non-GAAP	$1.44		$1.32

Shares used to compute diluted net income per share	53,608		53,378

(1)         The estimated non-GAAP effective tax rate was 35% for the twelve months ended December 31, 2014 and 2013, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP diluted net income per share purposes.